     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1999

                                                    REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              UNITRODE CORPORATION
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)

     MARYLAND                                                 04-2271186
---------------------------------                          ------------------
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

             7 CONTINENTAL BOULEVARD, MERRIMACK, NEW HAMPSHIRE 03054
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                              UNITRODE CORPORATION
                           1999 EQUITY INCENTIVE PLAN
                              UNITRODE CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                             (Full Titles of Plans)

          ALLAN R. CAMPBELL, ESQUIRE                                    Copy to:
  SENIOR VICE PRESIDENT, GENERAL COUNSEL AND                  JAMES J. HANKS, JR., ESQUIRE
                  SECRETARY                              BALLARD SPAHR ANDREWS & INGERSOLL, LLP
             UNITRODE CORPORATION                         300 EAST LOMBARD STREET, SUITE 1900
           7 CONTINENTAL BOULEVARD                             BALTIMORE, MARYLAND 21202
        MERRIMACK, NEW HAMPSHIRE 03054                               (410) 528-5600
                (603) 424-2410
                --------------
(Name, address and telephone number, including
       area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
Title of                                                     Proposed Maximum     Proposed Maximum
Securities to       Amount to be                             Offering Price       Aggregate            Amount of
be Registered       Registered                               per Share (3)        Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share    3,085,368(2)                           $28.22               $87,069,084.96        $24,205.21
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share     200,000(4)                            $28.22               $ 5,644,000.00        $ 1,569.03
------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of Unitrode Corporation is increased by split-up, reclassification, stock dividend or similar transactions.

(2) Represents the number of shares of Common Stock authorized for issuance pursuant to the Unitrode Corporation 1999 Equity Incentive Plan.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share is based upon the average of high and low prices for shares of Common Stock of the Registrant on the New York Stock Exchange on June 21, 1999.

(4) Represents the number of shares of Common Stock authorized for issuance pursuant to the Unitrode Corporation Employee Stock Purchase Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information.

            The Registrant will send or give the documents containing the information specified in this Item 1 to employees, officers, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.     Registrant Information and Employee Plan Annual Information.

            The Registrant will send or give the documents containing the information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999;

            (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 1999;

            (c) The Registrant's Current Reports on Form 8-K filed February 15, 1999, Form 8-K filed March 15, 1999 and Form 8-K filed June 28, 1999;

            (d) The description of the Registrant's common stock, par value $.01 per share, set forth in the Registrant's Registration Statement filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

            All documents subsequently filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

            The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Unitrode Corporation, a Maryland corporation (the "Registrant"), contains such a provision which eliminates such liability except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause adjudicated in the proceeding.

            The Registrant's Amended and Re-stated By-Laws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Registrant's Amended and Re-stated By-Laws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

            The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law requires a corporation, as a condition to advancing reasonable expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

            The Registrant's officers and directors are insured against certain liabilities under a policy maintained by the Registrant with an aggregate coverage of $10,000,000.

Item 7.     Exemption From Registration Claimed.

            Not claimed.

Item 8.     Exhibits.

4.1 Articles of Restatement of the Charter of the Registrant and Articles of Amendment to the Charter of the Registrant, previously filed as Exhibit 3A to the Registrant's Annual Report on Form 10K for the fiscal year ended January 31, 1989 and incorporated herein by reference.

4.2 Articles Supplementary to the Charter of the Registrant, previously filed as Exhibits 3(A)(1) and (6) to the Registrant's Current Report on Form 8-K filed May 4, 1990 and incorporated herein by reference.

4.3 Articles of Amendment to the Charter of the Registrant, previously filed as Exhibit 3B to the Registrant's Annual Report on Form 10-K for fiscal year ended January 31, 1992 and incorporated herein by reference.

4.4 Articles of Amendment to the Charter of the Registrant, previously filed as Exhibit 3D to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, and incorporated herein by reference.

4.5         Amended and Re-stated By-Laws of the Registrant.

4.6 Rights Agreement dated as of May 2, 1990 between the Registrant and The First National Bank of Boston as Rights Agent, previously filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated May 3, 1990 and incorporated herein by reference.

4.7 First Amendment, dated as of April 30, 1993, to the Rights Agreement, dated as of May 2, 1990, between the Registrant and The First National Bank of Boston, as Rights Agent, previously filed as
            Exhibit 1 to Form 8-A/A, Amendment to Registration Statement on Form 8-A, dated May 26, 1993 and incorporated herein by reference.

4.8 Unitrode Corporation 1999 Equity Incentive Plan, previously filed as Appendix A to the Registrant's Proxy Statement for its 1999 Annual Meeting of Stockholders on Schedule 14A, filed April 27, 1999.

4.9 Unitrode Corporation Employee Stock Purchase Plan (as amended as of July 6, 1999).

5.1         Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Ernst & Young LLP.

23.3        Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
            Exhibit 5.1).

24.1        Powers of Attorney (included on page II-6 hereof).

Item 9.     Undertakings.

(a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by
            Section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect
            to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                    SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire, on this 6th day of July, 1999.

                                    Unitrode Corporation, a Maryland
                                    corporation (Registrant)

                                    By:   /s/ Robert J. Richardson
                                          ---------------------------------
                                          Robert J. Richardson,
                                          Chairman, President and Chief
                                          Executive Officer

                               POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Richardson and Allan R. Campbell, jointly and severally, his true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments and supplements to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      NAME                              TITLE                                                  DATE
/s/ Robert J. Richardson                Chairman, President and Chief Executive             July 6, 1999
-------------------------------         Officer (principal executive officer) and Director
Robert J. Richardson


/s/ John L. Kokulis                     Executive Vice President and                        July 6, 1999
-------------------------------         Chief Financial Officer
John L. Kokulis                         (principal financial and accounting
                                        officer)


/s/ Robert L. Gable                     Director                                            July 6, 1999
-------------------------------
Robert L. Gable

/s/ Dietrich R. Erdmann                 Director                                            July 6, 1999
-------------------------------
Dietrich R. Erdmann

/s/ William W.R. Elder                  Director                                            July 6, 1999
-------------------------------
William W.R. Elder

/s/ Louis E. Lataif                     Director                                            July 6, 1999
-------------------------------
Louis E. Lataif

/s/ James T. Vanderslice                Director                                            July 6, 1999
-------------------------------
James T. Vanderslice

                                 EXHIBIT INDEX

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
4.1         Articles of Restatement of the Charter of the Registrant and
            Articles of Amendment to the Charter of the Registrant, previously filed as Exhibit 3A to the Registrant's Annual Report on Form 10K
            for the fiscal year ended January 31, 1989 and incorporated herein by reference.

4.2 Articles Supplementary to the Charter of the Registrant, previously filed as Exhibits 3(A)(1) and (6) to the Registrant's Current Report on Form 8-K filed May 4, 1990 and incorporated herein by reference.

4.3 Articles of Amendment to the Charter of the Registrant, previously filed as Exhibit 3B to the Registrant's Annual Report on Form 10-K for fiscal year ended January 31, 1992 and incorporated herein by reference.

4.4 Articles of Amendment to the Charter of the Registrant, previously filed as Exhibit 3D to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, and incorporated herein by reference.

4.5         Amended and Re-stated By-Laws of the Registrant.

4.6         Rights Agreement dated as of May 2, 1990 between the Registrant and
            The First National Bank of Boston as Rights Agent, previously filed as Exhibit 1 to the

            Registrant's Registration Statement on Form 8-A dated May 3, 1990 and incorporated herein by reference.

4.7         First Amendment, dated as of April 30, 1993, to the Rights
            Agreement, dated as of May 2, 1990, between the Company and the First National Bank of Boston, as Rights Agent, previously filed as
            Exhibit 1 to Form 8-A/A, Amendment to Registration Statement on Form
            8-A, dated May 26, 1993 and incorporated herein by reference.

4.8         Unitrode Corporation 1999 Equity Incentive Plan (as amended as of
            July 6, 1999).

4.9 Unitrode Corporation Employee Stock Purchase Plan, previously filed as Appendix B to the Proxy Statement for the 1999 Annual Meeting the
            Stockholders on Schedule 14A, filed April 27, 1999.

5.1         Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Ernst & Young LLP.

23.3        Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
            Exhibit 5.1).

24.1        Powers of Attorney (included on page II-6 hereof).